As filed with the Securities and Exchange Commission on August 27, 1997
                                             Registration No. 333-
______________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933

                             MALLINCKRODT INC.
                        (formerly IMCERA GROUP INC.)
             (Exact name of issuer as specified in its charter)

              New York                          36-1263901
              (State or other                   (I.R.S. Employer
              jurisdiction of incorporation)    Identification No.)

           7733 Forsyth Boulevard, St. Louis, Missouri    63105-1820
            (Address of Principal Executive offices)      (Zip Code)

                        INVESTMENT PLAN FOR EMPLOYEES OF
                               MALLINCKRODT INC.
                           (Full title of the Plan)

                               Roger A. Keller
                   Vice President, Secretary & General Counsel
                            7733 Forsyth Boulevard
                         St. Louis, Missouri  63105-1820
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (314) 854-5240
______________________________________________________________________________

                                 Copies to:
                             Maureen S. Brundage
                                White & Case
                         1155 Avenue of the Americas
                          New York, New York  10036
                        ______________________________

CALCULATION OF REGISTRATION FEE

Title of each                 Proposed maximum  Proposed maximum  Amount of
class of securi- Amount to be offering price    aggregate         registration
ties to be       registered   per share (1)     offering price(1)
registered

Common Stock,
 $1.00 par value   750,000    35.47             26,605,500         8,061.36

Interests in the
 Plan              (2)        (2)               (2)                (2)

<F1>
Estimated solely for the purpose of calculating the registration fee in accord-ance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the
 New York Stock Exchange, Inc. on August 22, 1997.
</F1>
<F2>
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
</F2>

                                 PART I
                            INFORMATION REQUIRED
                             IN THE PROSPECTUS

This registration statement on Form S-8 is being filed with respect to the reg-istration of additional securities of the same class as other securities for which a registration statement filed on a Form S-8 relating to the same employee benefit plan is effective. The contents of registration statement
No. 2-94151, as amended, are incorporated herein by reference.

                                   PART II
                             INFORMATION REQUIRED
                        IN THE REGISTRATION STATEMENT

Exhibit                                      Incorporated Herein      Filed
No.        Description                       by Reference to          Herewith

4.1(a)     Restated Certificate of           Exhibit 3.1 to the
           Incorporation of the Company,     Company's Report on
           dated June 22, 1994.              Form 10-K for 1994.

   (b)     Certificate of Amendment of the   Exhibit 3.3 to the
           Certificate of Incorporation      Company's Report on
           of the Company, dated October 6,  Form 10-Q for the
           1996.                             Quarter ended
                                             September 30, 1996.

4.2        By-Laws of the Company, as        Exhibit 3.3 to the
           amended.                          Company's Report on
                                             Form 10-K for 1990.

5(a)       Opinion of Roger A. Keller as                                  X
           to legality of securities
           (including Consent).

5(b)       Determination letter from         Exhibit 5(c) to Post-
           Internal Revenue Service dated    Effective Amendment
           February 10, 1986.                No. 3, Registration
                                             Statement No. 2-94151

24(a).     Consent of Ernst & Young,                                      X
           independent auditors, to
           incorporation by reference of
           its report with respect to the
           financial statements of the Plan
           contained in the Plan's Annual
           Report on Form 11-K for the fiscal
           year ended June 30, 1996, and with
           respect to consolidated financial
           statements and schedules of Registrant
           contained in Registrant's Annual Report
           on Form 10-K for the fiscal year ended
           June 30, 1996.

24(b).     Consent of Roger A. Keller included                            X
           in Exhibit 5(a).

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 20th day of August, 1997.

                                     MALLINCKRODT INC.


                                     By: /s/ ROGER A. KELLER
                                     _________________________
                                     Roger A. Keller
                                     Vice President, Secretary
                                     and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                          Title                   Date

/s/ RAYMOND F. BENTELE             Director                August 20, 1997
_______________________
Raymond F. Bentele


/s/ GARETH C.C. CHANG              Director                August 20, 1997
_______________________
Gareth C.C. Chang


/s/ WILLIAM L. DAVIS III           Director                August 20, 1997
_______________________
William L. Davis, III

/s/ RONALD G. EVENS                Director                August 20, 1997
_______________________
Ronald G. Evens


/s/ C. RAY HOLMAN                 Chairman of the Board,   August 20, 1997
_______________________           Chief Executive Officer
C. Ray Holman                     and Director


/s/ ROBERTA KARMEL                Director                 August 20, 1997
_______________________
Robert Karmel


/s/ CLAUDINE B. MALONE            Director                 August 20, 1997
_______________________
Claudine B. Malone


/s/ MORTON MOSKIN                 Director                 August 20, 1997
_______________________
Morton Moskin


/s/ MACK G. NICHOLS               Director                 August 20, 1997
_______________________
Mack G. Nichols


/s/ BRIAN M. RUSHTON              Director                 August 20, 1997
_______________________
Brian M. Rushton


/s/ DANIEL R. TOLL                Director                 August 20, 1997
_______________________
Daniel R. Toll


/s/ ANTHONY VISCUSI              Director                  August 20, 1997
_______________________
Anthony Viscusi


/s/ MICHAEL A. ROCCA             Senior Vice President     August 20, 1997
_______________________          & Chief Financial Officer
Michael A. Rocca                 (Principal Financial
                                 Officer)

/s/ TERRY D. MEIER               Vice President and        August 20, 1997
_______________________
Terry D. Meier

Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee of Mallinckrodt Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on the 20th day of August, 1997.

                               INVESTMENT PLAN FOR EMPLOYEES
                               OF MALLINCKRODT INC.

                               By: /s/ WILLIAM B. STONE
                               ______________________________
                               William B. Stone
                               Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as members of the Employee Benefits Committee and on the date indicated.

Signature                                 Date


/s/ ASHOK CHAWLA                          August 20, 1997
____________________
Ashok Chawla


/s/ BRUCE K. CROCKETT                     August 20, 1997
____________________
Bruce K. Crockett


/s/ ROGER A. KELLER                       August 20, 1997
____________________
Roger A. Keller


/s/ DAVID R. KUPFERER                     August 20, 1997
____________________
David R. Kupferer


/s/ DOUGLAS A. McKINNEY                   August 20, 1997
____________________
Douglas A. McKinney


/s/ JOHN J. RIORDAN                       August 20, 1997
____________________
John J. Riordan


/s/ MICHAEL A. ROCCA                      August 20, 1997
____________________
Michael A. Rocca

/s/WILLIAM B. STONE                       August 20, 1997
____________________
William B. Stone

Exhibit 5 (a)




                      OPINION AND CONSENT OF ROGER A. KELLER


    I have examined the Registration Statement on Form S-8 to be filed by Mallinckrodt Inc. (the "Corporation") with the Securities and Exchange Commission under the Securities Act of 1933 covering 750,000 additional shares of Common Stock, par value $1.00 per share, of the Corporation (the "Shares").

    I have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as I have deemed necessary or appropriate in order to give the opinion expressed herein.

    Upon the basis of the foregoing, I am of the opinion that when the Shares have been duly delivered against payment therefor, as contemplated by the Investment Plan for Employees of Mallinckrodt Inc., the shares will be legally issued, fully paid and, except as may be otherwise provided in Section 630 of the New York Business Corporation Law, non-assessable.

     I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.


                                     By:

                                     ROGER A. KELLER

                                     /s/ ROGER A. KELLER
                                     __________________________________




St. Louis, MO
August 20, 1997

                        Consent of Independent Auditors


We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Investment Plan for Employees of Mallinckrodt Inc. Of our reports (a) dated August 7, 1996, with respect to the consolidated financial statements of Mallinckrodt Inc. Incorporated by reference in its Annual Report (Form 10-K) and (b) dated November 22, 1996, with respect to the financial statements and schedules of the Investment Plan for Employees of Mallinckrodt Inc. Included in the Plan's Annual Report (Form 11-K), both for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


S/s ERNST & YOUNG LLP
_________________________
St. Louis, Missouri
August 26, 1997